Exhibit 10.55
ELEVENTH LOAN MODIFICATION AGREEMENT
     This Eleventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of the Eleventh Loan Modification Effective Date, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600 Broomfield, Colorado 80021 (“Bank”) and DOUBLE-TAKE SOFTWARE, INC., f/k/a NSI SOFTWARE, INC., successor by merger with NETWORK SPECIALISTS, INCORPORATED, a Delaware corporation with offices at Two Hudson Place, Suite 700, Hoboken, New Jersey 07030 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 16,2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 16, 2003 between Borrower and Bank, (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL, Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
          Modifications to Loan Agreement.
          A. Clause (i) of Section 5.4 of the Loan Agreement entitled “Negative Covenants” is hereby amended by deleting the following text therefrom:
“(i) merge or consolidate with another corporation or entity other than the Reincorporation;”
          and substituting the following in lieu thereof:
“(i) merge or consolidate with another corporation or entity other than the Reincorporation or a Permitted Acquisition;”
          B. Section 8 of the Loan Agreement is hereby amended by inserting the following definitions in their proper alphabetical order thereof:
“Eleventh Loan Modification Agreement” is that certain Eleventh Loan Modification Effective Date, dated as of the Eleventh Loan Modification Effective Date, by and between borrower and Silicon.
“Eleventh Loan Modification Effective Date” is the date indicated on the signature page to the Eleventh Loan Modification Agreement.
“Permitted Acquisition” means, at any time after the Eleventh Loan Modification Date, (a) the purchase of one hundred percent of the capital stock or other equity interests of any other Person (b) the purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or one hundred percent of the capital stock or other equity interests, of any Person in which all of the following conditions are satisfied:
(i) immediately prior to and after giving effect to any such Permitted Acquisition, no Default or Event of Default shall have occurred and remain uncured;
(ii) after giving effect to such Permitted Acquisition, if such Permitted Acquisition is an acquisition of capital stock or equity interests, the Borrower shall acquire and own, directly or indirectly, one hundred percent of the capital stock or other equity interests and shall otherwise control the governance of the Person being acquired;
(iii) any assets acquired shall be utilized in, and if the Permitted Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Permitted Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Borrower under this Agreement;
(iv) if the Person which is the subject of such Permitted Acquisition will be maintained as a subsidiary of the Borrower, such subsidiary shall have been joined as a “Borrower” hereunder or shall otherwise execute any and all documents and instruments (pursuant to Section 5.7 hereof), as Silicon shall deem necessary, and Silicon shall have received (A) a first priority security interest in each such subsidiary’s assets and other property of the same nature as constitutes Collateral pursuant to Section 2.1 and (ii) a pledge by Borrower of all capital stock or other equity interests of each such subsidiary; and
(v) the Borrower shall be either (a) the sole surviving legal entity, or (b) the parent and owner of one hundred percent of the common stock or other equity interests of any surviving entities that shall be subsidiaries of the Borrower.”
     C. Section 4 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following text therefor:
          “4. Maturity Date
          (Section 6.1)       April 29, 2009.”
4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate delivered to the Bank on or about October 16, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if

Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Bank from any liability thereunder.
9, CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Eleventh Loan Modification Effective Date, written below.
BORROWER:

DOUBLE-TAKE SOFTWARE, f/k/a NSI SOFTWARE, INC., successor by merger with NETWORK SPECIALISTS, INCORPORATED

By:	/s/ S. Craig Huke
Name:	S. Craig Huke

Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Kimberly A. Stover

Name:	Kimberly A. Stover

Title:	Relationship Manager

Eleventh Loan Modification Effective Date: May 1, 2008
[Eleventh Loan Modification Agreement Signature Page]

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